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                                                               EX-99.B11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 13, 1996, on the September 30, 1996 financial statements of Marquis Funds, included in the previously filed Form N-30D dated November 27, 1996, and to all references to our firm included in this Post-Effective Amendment No. 9 to the Registration Statement File No. 33-65436.


                                                /s/ ARTHUR ANDERSEN LLP


Philadelphia, PA
  July 25, 1997